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                                                              EXHIBIT 23.5

          CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

  We consent to incorporation herein by reference of our report dated February 17, 1995, relating to the balance sheets of The Biocine Company as of December 31, 1994 and 1993, and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1994, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

San Francisco, California

August 11, 1995